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                                                                    EXHIBIT 21.1
                           Subsidiaries of the Company


1.       Duke Energy Field Services, LP

2.       DEFS Holding 1, LLC

3.       Duke Energy Gathering and Processing, L.P.

4.       National Helium, LLC